Exhibit 8

List of CGGVeritas subsidiaries (March 31, 2012)

(Certain dormant or small subsidiaries of the Group have not been included in the list below)

French Companies	Head Office	% of Interest

CGGVeritas Services S.A.	Massy, France	100.0
Sercel Holding SA	Carquefou, France	100.0
Sercel SA	Carquefou, France	100.0
CGG Explo SARL	Massy, France	100.0
Geomar SAS	Paris, France	49.0

Foreign Companies	Head Office	% of Interest

CGGVeritas Services Holding B.V.	Amsterdam, The Netherlands	100.0
CGGVeritas Marine BV.	Amsterdam, The Netherlands	100.0
CGGVeritas Services Holding (Latin America) B.V.	Amsterdam, The Netherlands	100.0
CGGVeritas International SA	Geneva, Switzerland	100.0
CGG Marine Resources Norge AS	Oslo, Norway	100.0
Wavefield Inseis AS	Oslo, Norway	100.0
Multifield Geophysics AS	Bergen, Norway	100.0
CGGVeritas Services (Norway) AS	Bergen, Norway	100.0
Exploration Investment Resources II AS	Bergen, Norway	100.0
Exploration Vessel Resources AS	Bergen, Norway	100.0
Exploration Vessel Resources II AS	Bergen, Norway	100.0
CGGVeritas Services (UK) Ltd	Crawley, United Kingdom	100.0
Veritas DGC Limited	Crawley, United Kingdom	100.0
Veritas Geophysical Limited	Crawley, United Kingdom	100.0
Geoexplo	Almaty, Kazakhstan	100.0
Veritas Caspian LLP	Almaty, Kazakhstan	50,0
CGG Vostok	Moscow, Russia	100.0
Seismic Support Services	Moscow, Russia	100.0
Petrodata Consulting LLC	Moscow, Russia	100.0
CGG do Brasil Participaçoes Ltda	Rio do Janeiro, Brazil	100.0
Veritas do Brasil Ltda	Rio do Janeiro, Brazil	100.0
CGGVeritas Services de Mexico SA de CV	Mexico City, Mexico	100.0
Exgeo CA	Caracas, Venezuela	100.0
CGGVeritas Services Holding (U.S.) Inc	Delaware, United States	100.0
CGGVeritas Services (U.S.) Inc	Delaware, United States	100.0
CGGVeritas Land (U.S.) Inc	Delaware, United States	100.0
Alitheia Resources Inc	Delaware, United States	100.0
Veritas Investments Inc	Delaware, United States	100.0
Viking Maritime Inc	Delaware, United States	100.0
CGG Canada Services Ltd.	Calgary, Canada	100.0
CGGVeritas Services (Canada) Inc	Alberta, Canada	100.0
Hampson Russel Ltd	Alberta, Canada	100.0
Veritas MacKenzie Delta Ltd	Alberta, Canada	100.0
Veritas Geophysical (Canada) Corporation	Nova Scotia, Canada	100.0
CGGVeritas Services (Canada) Partnership	Nova Scotia, Canada	100.0
Veritas Geophysical III	Cayman Islands	100.0
Veritas Geophysical IV	Cayman Islands	100.0
CGGVeritas Services (Australia) Pty Ltd	Perth, Australia	100.0
CGGVeritas Services (Singapore) Pte Ltd	Singapore	100.0
CGGVeritas Services (Malaysia) Sdn. Bhd	Kuala Lumpur, Malaysia	100.0

Foreign Companies	Head Office	% of Interest

PT CGG Indonesia	Djakarta, Indonesia	95,0
P.T. CGGVeritas Services Indonesia	Djakarta, Indonesia	95,0
CGGVeritas Services India Private Ltd	New Delhi, India	100.0
CGGVeritas Technology Services (Beijing) Co. Ltd.	Beijing, China	100.0
Ardiseis FZCO	Dubai, United Arab Emirates	51,0
CGGVeritas Services (B) Sdn. Bhd	Brunei	100.0
Veritas Geophysical (Nigeria) Limited	Lagos, Nigeria	100.0
CGG (Nigeria) Ltd.	Lagos, Nigeria	100.0
Sercel England Ltd.	Somercotes, United Kingdom	100.0
Quest Geo Solutions Limited	Hampshire, United Kingdom	100.0
Optoplan AS	Trondheim, Norway	100.0
Sercel Inc.	Tulsa, United States	100.0
Sercel Canada Ltd.	Calgary, Canada	100.0
Sercel Australia	Sydney, Australia	100.0
Hebei Sercel JunFeng Geophysical Prospecting Equipment Co. Ltd.	Hebei, China	51.0
Xian Sercel Petroleum Exploration Instrument Co. Ltd.	Xian, China	51.0
Sercel Beijing Technology	Beijing, China	100.0
Sercel Singapore Pte Ltd.	Singapore	100.0

Each of our subsidiaries listed above is organised in the country or U.S. state in which its head office is located, and each such subsidiary does business under its registered name.